    As filed with the Securities and Exchange Commission on December 23, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact Name of Registrant as Specified in its Charter)


                 TEXAS                                          75-6335572
(State or Other Jurisdiction of Incorporation                (I.R.S. Employer
            or Organization)                              Identification Number)

         6210 N. BELTLINE ROAD                                     75063
               SUITE 170                                         (Zip Code)
             IRVING, TEXAS
         (Address of Principal
           Executive Officers)

           DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE TRUST MANAGERS
                            (Full Title of the Plan)

                               CHARLES W. WOLCOTT
                             CHIEF EXECUTIVE OFFICER
                       AMERICAN INDUSTRIAL PROPERTIES REIT
                           6210 N. BELTLINE, SUITE 170
                               IRVING, TEXAS 75063
                     (Name and Address of Agent for Service)

                                 (972) 756-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                BRYAN L. GOOLSBY
                                  GINA E. BETTS
                           LIDDELL, SAPP, ZIVLEY, HILL
                                & LABOON, L.L.P.
                          2001 ROSS AVENUE, SUITE 3000
                               DALLAS, TEXAS 75201
                                 (214) 849-5500


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                          Proposed              Proposed
                                                          Maximum                Maximum               Amount of
Title of Securities to be        Amount to be        Offering Price Per         Aggregate            Registration
registered                        Registered               Share             Offering Price               Fee
-----------------------------------------------------------------------------------------------------------------
Deferred Compensation             $1,000,000                N/A                    N/A                   $278
Obligations (1)
=================================================================================================================


(1) Represents obligations of the Registrant to make distributions of deferred compensation in the future in cash in accordance with the terms of the Deferred Compensation Plan for Non-Employee Trust Managers of the Registrant (the "Plan").

                       REGISTRATION STATEMENT ON FORM S-8

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with the Note to
     Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) American Industrial Properties REIT's (the "Trust") Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         (c) The Trust's Current Reports on Form 8-K, including any amendments thereto, filed on January 20, 1998, February 13, 1998, February 25, 1998, March 23, 1998, April 20, 1998, May 14, 1998, May 22,
              1998, June 17, 1998, August 5, 1998, September 17, 1998, October
              23, 1998, October 29, 1998 and November 24, 1998.

         All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The obligations registered hereunder (the "Obligations") are general, unsecured obligations of the Trust to pay deferred compensation in the future in accordance with the terms of the Trust's Deferred Compensation Plan for Non-Employee Trust Managers (the "Plan"), which is filed as Exhibit 4 to this Registration Statement. The Plan sets forth a description of the Obligations and is incorporated herein by reference in its entirety in response to this Item 4, pursuant to Rule 411(b)(3) promulgated under the Securities Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsections (B) and (O) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements provided that he conducted himself in good faith and reasonably believed his conduct was in, or in the case of non-trust manager indemnitees, not opposed to, the best interests of the real estate investment trust, and in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust if he is found liable to the real estate investment trust or liable on the basis that an improper personal benefit was received.

         Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         Article Sixteen of the Trust's Third Amended and Restated Declaration of Trust provides that the Trust shall indemnify officers and trust managers, as set forth below:

                  (a) The Trust shall indemnify, to the fullest extent that indemnification is permitted by Texas law in accordance with the Trust's Bylaws, every person who is or was a trust manager or officer of the Trust and any person who is or was serving at the request of the Trust or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all reasonable costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of his holding or having held a position named above in this paragraph as well as against all judgments, penalties, fines and amounts paid in settlement.

                  (b) If the indemnification provided in paragraph (a) is either
         (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, the Trust shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a trust manager or officer of the Trust and any person who is or was serving at the request of the Trust or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------
3.1               The Trust's Third Amended and Restated Declaration of Trust
                  (filed as Exhibit 3.1 to the Trust's Registration Statement on
                  Form S-4 dated July 22, 1997 (Registration No. 33-31823), and incorporated by reference herein)

3.2               The Trust's Fifth Amended and Restated Bylaws (filed as
                  Exhibit 3.1 to the Trust's Current Report on Form 8-K dated
                  January 29, 1998 (File No. 1-09016) and incorporated by reference herein)

4                 The Trust's Deferred Compensation Plan for Non-Employee Trust
                  Managers

5                 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

23.1              Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                  (included in their opinion filed as Exhibit 5)

23.2              Consent of Ernst & Young LLP

23.3              Consent of Easley, Endres, Parkhill & Brackendorff, P.C.

23.4              Consent of KPMG Peat Marwick LLP

23.5              Consent of Deloitte & Touche LLP

23.6              Consent of PricewaterhouseCoopers LLP

24                Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes as follows:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. To deliver or cause to be delivered with the prospectus, to each person whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act or 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on this 21st day of December, 1998.


                                       AMERICAN INDUSTRIAL PROPERTIES REIT



                                       By: /s/ Charles W. Wolcott
                                           -------------------------------------
                                           Charles W. Wolcott
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned officers and directors of the registrant hereby constitutes Charles W. Wolcott and Marc A. Simpson, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provision of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.


Signature                                                     Title                                   Date
---------                                                     -----                                   ----
/s/ Charles W. Wolcott                         Trust Manager, President and Chief           December 21, 1998
---------------------------------------        Executive Officer (Principal Executive
Charles W. Wolcott                             Officer)

/s/ Marc A. Simpson                            Senior Vice President and Chief Financial    December 21, 1998
---------------------------------------        Officer, Secretary and Treasurer
Marc A. Simpson                                (Principal Financial and Accounting
                                               Officer)

/s/ Scott A. Wolstein                          Trust Manager, Chairman of the Board of      December 21, 1998
---------------------------------------        Trust Managers
Scott A. Wolstein

/s/ Albert T. Adams                            Trust Manager                                December 21, 1998
---------------------------------------
Albert T. Adams

/s/ William H. Bricker                         Trust Manager                                December 21, 1998
---------------------------------------
William H. Bricker

/s/ T. Patrick Duncan                          Trust Manager                                December 21, 1998
---------------------------------------
T. Patrick Duncan

/s/ Robert H. Gidel                            Trust Manager                                December 21, 1998
---------------------------------------
Robert H. Gidel

/s/ Robert E. Giles                            Trust Manager                                December 21, 1998
---------------------------------------
Robert E. Giles

/s/ Edward B. Kelley                           Trust Manager                                December 21, 1998
---------------------------------------
Edward B. Kelley

/s/ Stanley J. Kraska, Jr.                     Trust Manager                                December 21, 1998
---------------------------------------
Stanley J. Kraska, Jr.

/s/ Russell C. Platt                           Trust Manager                                December 21, 1998
---------------------------------------
Russell C. Platt

/s/ James A. Schoff                            Trust Manager                                December 21, 1998
---------------------------------------
James A. Schoff

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------
3.1               The Trust's Third Amended and Restated Declaration of Trust
                  (filed as Exhibit 3.1 to the Trust's Registration Statement on
                  Form S-4 dated July 22, 1997 (Registration No. 33-31823), and incorporated by reference herein)

3.2               The Trust's Fifth Amended and Restated Bylaws (filed as
                  Exhibit 3.1 to the Trust's Current Report on Form 8-K dated
                  January 29, 1998 (File No. 1-09016) and incorporated by reference herein)

4                 The Trust's Deferred Compensation Plan for Non-Employee Trust
                  Managers

5                 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

23.1              Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                  (included in their opinion filed as Exhibit 5)

23.2              Consent of Ernst & Young LLP

23.3              Consent of Easley, Endres, Parkhill & Brackendorff, P.C.

23.4              Consent of KPMG Peat Marwick LLP

23.5              Consent of Deloitte & Touche LLP

23.6              Consent of PricewaterhouseCoopers LLP

24                Powers of Attorney (included on signature page)